Exhibit 99.1

News Release	Zep Inc.

1310 Seaboard Industrial Blvd., NW Atlanta, GA 30318 www.zepinc.com

Zep Inc. Reports Record First Fiscal Quarter Revenue

First Fiscal Quarter 2015 Highlights:

•                 Record first quarter net sales of $168.3 million represented 2.1% growth compared to last year and 3.3% growth on a constant currency basis

•                 Adjusted earnings per diluted share were $0.17; excluding $0.03 of fire-related impact, GAAP earnings per diluted share were $0.14

•                 Achieved $0.26 of adjusted diluted cash earnings per share

•                 Improved revenue outlook for fiscal 2015

•                 Benefits from investments in transportation and industrial end-markets contributed to organic growth

•                 Terrific execution of aerosol fire-recovery efforts

(ATLANTA — January 6, 2015) — Zep Inc. (NYSE: ZEP), a leading consumable chemical packaged goods company that manufactures a wide variety of high-performance maintenance and cleaning chemicals, today reported financial results for the three-month period ended November 30, 2014.

“Our first fiscal quarter success was driven by our shift into strategic end-markets with favorable trends, the success of our sales pipeline process and the quality and speed of our fire-recovery effort,” said John K. Morgan, Chairman, President and Chief Executive Officer of Zep Inc.  “Our success with these and other actions taken during the quarter have mitigated a number of risks and allow me to increase our revenue guidance for the full year.  We now expect low-single digit net sales growth for fiscal 2015 compared to our previous expectation of flat net sales.”

Net sales grew 2.1% to a first fiscal quarter record of $168.3 million, due to increases in transportation-related end-markets and across retail channels of distribution, which helped drive organic sales gains that more than offset the net impact of the May 2014 fire.  Gross profit margin in the first quarter of fiscal 2015 was 46.8% which was in-line with the company’s expectations.  Selling, distribution and administrative expenses were relatively unchanged compared to last year due to lower legal and professional fees that were offset by investments in the organic growth initiatives we articulated last quarter.  Interest expense was approximately $500,000 lower than last year as a result of lower interest rates associated with our refinanced credit facility in August 2014.

A more detailed discussion of the Company’s long-term objectives and financial goals may be found in our Forms 10-K and 10-Q filed with the Securities and Exchange Commission (“SEC”). The Forms 10-K and 10-Q are available via the Company’s website at www.zepinc.com.

Conference Call

The Company will host a conference call to discuss first fiscal quarter 2015 operating results on Tuesday, January 6, 2015 at 8:30 a.m. ET. The call and accompanying presentation will be webcast and may be accessed through the Company’s website at www.zepinc.com or by dialing in at 412-317-0797. A replay of the call will be posted to the website within two hours of completion of the conference call.

About Zep Inc.

Zep Inc., with fiscal year 2014 net sales of approximately $700 million, is a leading consumable chemical packaged goods company selling a wide variety of high-performance chemicals that help professionals and prosumers clean, maintain and protect their assets.  We are focused on the attractive industry dynamics of the transportation market and the industrial maintenance and repair operation (“MRO”) market, which together now comprise approximately 63% of our revenue with the balance derived from sales into the facilities maintenance vertical.  We market these products and services under well recognized and established brand names, such as Zep®, Zep Commercial®, Zep Professional®, Zep Automotive®, Enforcer®, Misty®, TimeMist®, TimeWick™, Country Vet®, Original Bike Spirits®, Blue Coral®, Black Magic®, Rain-X®, Niagara National™, FC Forward Chemicals®, Rexodan®, Mykal™, and a number of private label brands. Founded in 1937, some of Zep Inc.’s brands have been in existence since 1896.  Zep Inc. is headquartered in Atlanta, Georgia.  Visit our website at www.zepinc.com.

Forward Looking Statements and use of Non-GAAP Information

This release contains, and other written or oral statements made by or on behalf of Zep Inc. may include, forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, we or our executive officers on our behalf, may from time to time make forward-looking statements in reports and other documents that are filed with the SEC or in connection with oral statements made to the press, potential investors or others. Specifically, forward-looking statements may include, but are not limited to, statements relating to our future economic performance, business prospects, revenue, income, and financial condition; and statements preceded by, followed by, or that include the words “expects,” “believes,” “intends,” “will,” “anticipates,” and similar terms that relate to future events, performance, or our results.  Examples of forward-looking statements in this press release include, but are not limited to, statements about our increasing optimism with respect to our fiscal 2015 net sales expectation.

Our forward-looking statements are subject to certain risks and uncertainties that could cause actual results, expectations, or outcomes to differ materially from our historical experience as well as management’s present expectations or projections. These risks and uncertainties include, but are not limited to:

•                  the ongoing impact of the fire that occurred at our aerosol manufacturing facility on May 23, 2014 on our financial results, operations and prospects;

•                  general economic conditions;

•                  the cost or availability of raw materials;

•                  competition in the markets we serve;

•                  our ability to realize anticipated benefits from strategic planning initiatives and the timing of the benefits of such actions;

•                  market demand and pricing for our products and/or services;

•                  our ability to maintain our customer relationships; and

•                  litigation and other contingent liabilities, such as environmental matters.

A variety of other risks and uncertainties could cause our actual results to differ materially from the anticipated results or other expectations expressed in our forward-looking statements. A number of those risks are discussed in Part I, “Item 1A. Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended August 31, 2014. Management believes these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. Further, forward-looking statements speak only as of the date they are made, and management undertakes no obligation to update publicly any of them in light of new information or future events.

The unaudited consolidated financial statements presented in accordance with accounting principles generally accepted in the United States (“GAAP”) are supplemented by a table that reconciles EBITDA, adjusted EBITDA, adjusted earnings per diluted share, adjusted cash earnings per diluted share, free cash flow and adjusted net sales, which are non-GAAP financial information that are referenced in this press release, to the nearest GAAP measure. This non-GAAP financial information is provided to enhance the user’s overall understanding of our financial performance. Specifically, management believes that EBITDA, adjusted EBITDA, adjusted earnings per diluted share, adjusted cash earnings per diluted share, free cash flow and adjusted net sales may provide additional information with respect to our performance or ability to meet our future debt service obligations, capital expenditures and working capital requirements. This non-GAAP financial information should be considered in addition to, and not as a substitute for, or superior to, results prepared in accordance with GAAP. Moreover, this non-GAAP information may not be comparable to EBITDA, adjusted EBITDA, adjusted earnings per diluted share adjusted cash earnings per diluted share, free cash flow or adjusted net sales reported by other companies because the items that affect net earnings that we exclude when calculating these measures may differ from the items taken into consideration by other companies.

Zep Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

(In thousands, except share and per share data)

	November 30, 2014	August 31, 2014
ASSETS
Cash and cash equivalents	$4,193	$14,303
Accounts receivable, less reserve for doubtful accounts of $4,180 at November 30, 2014 and $4,474 at August 31, 2014	102,626	108,010
Inventories, net	92,149	75,950
Insurance receivable	7,604	13,106
Prepaid expenses and other current assets	8,029	6,254
Deferred income taxes	9,476	10,452
Total Current assets	224,077	228,075
Property, plant and equipment, net of accumulated depreciation of $115,313 at November 30, 2014 and $112,794 at August 31, 2014	73,613	75,361
Goodwill	120,734	121,005
Identifiable intangible assets, net	119,137	121,643
Other long-term assets	10,645	10,127
Total Assets	$548,206	$556,211

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current maturities of long-term debt	$20,004	$20,006
Accounts payable	64,358	65,874
Accrued compensation	18,907	19,720
Other accrued liabilities	36,686	39,329
Total Current liabilities	139,955	144,929
Long-term debt, less current maturities	182,701	186,880
Deferred income taxes	15,291	13,931
Other long-term liabilities	17,248	17,092
Total Liabilities	355,195	362,832

Commitments and Contingencies
Stockholders’ equity:
Preferred stock, $0.01 par value; 50,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.01 par value; 500,000,000 shares authorized; 22,472,958 issued and outstanding at November 30, 2014, and 22,396,229 issued and outstanding at August 31, 2014	225	224
Paid-in capital	109,167	108,432
Retained earnings	74,890	72,918
Accumulated other comprehensive income	8,729	11,805
Total Stockholders’ equity	193,011	193,379
Total Liabilities and Stockholders’ equity	$548,206	$556,211

Zep Inc.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (unaudited)

(In thousands, except per share data)

	Three Months Ended
	November 30,
	2014	2013

Net sales	$168,290	$164,892
Cost of products sold	89,509	85,631
Gross profit	78,781	79,261
Selling, distribution, and administrative expenses	71,500	71,387
Restructuring charges	(71)	—
Acquisition and integration costs	—	614
Operating profit	7,352	7,260

Other expense (income):
Interest expense, net	1,796	2,311
Loss on foreign currency transactions	430	50
Other expense, net	186	62
Total other expense	2,412	2,423
Income before income taxes	4,940	4,837
Income tax provision	1,802	1,740
Net income	$3,138	$3,097

Earnings per share:
Basic earnings per share	$0.14	$0.14
Diluted earnings per share	$0.14	$0.14

Shares used in calculation:
Basic	22,435	22,168
Diluted	22,909	22,846

Dividends declared per share	$0.05	$0.05

Zep Inc.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

(In thousands)

	Three Months Ended
	November 30,
	2014	2013
Operating Activities
Net income	$3,138	$3,097
Adjustments to reconcile net income to net cash provided by (used for) operating activities:
Depreciation and amortization	5,423	5,523
Gain on disposal of fixed assets	—	(58)
Excess tax benefits from share-based payments	141	(141)
Other non-cash charges	840	1,295
Deferred income taxes	1,475	822
Insurance proceeds for fire related operating costs	1,322	—
Changes in assets and liabilities:
Accounts receivable	4,022	10,709
Inventories	(16,895)	(7,197)
Prepaid expenses and other current assets	(8,201)	(208)
Accounts payable	(1,023)	492
Accrued compensation and other current liabilities	(5,015)	(7,266)
Other long-term liabilities	145	90
Other assets	(147)	(188)
Net Cash Provided by (Used for) Operating Activities	(14,775)	6,970

Investing Activities
Purchases of property, plant and equipment	(2,167)	(2,556)
Issuance proceeds for assets damaged in fire	10,536	—
Proceeds from sale of property, plant and equipment	—	58
Net Cash Provided by (Used for) Investing Activities	8,369	(2,498)

Financing Activities
Proceeds from credit facility borrowings	182,604	79,700
Repayments of borrowings from credit facility	(179,640)	(80,213)
Principal repayment — industrial revenue bonds	(7,150)	—
Proceeds from (payments for) secured borrowings	1,804	(2,554)
Debt issuance costs	138	—
Stock issuances	36	1,933
Excess tax benefits from share-based payments	(141)	141
Dividend payments	(1,166)	(1,110)
Net Cash Provided for Financing Activities	(3,515)	(2,103)
Effect of exchange rate changes on cash	(189)	21
Net change in cash and cash equivalents	(10,110)	2,390
Cash and cash equivalents—beginning of period	14,303	2,402
Cash and cash equivalents—end of period	$4,193	$4,792

Zep Inc.

RECONCILIATION OF NON-GAAP MEASURES

(Unaudited; in thousands; except per share amounts)

	Three Months Ended
	November 30,
	2014	2013

Net income	$3,138	$3,097
Interest expense, net	1,796	2,311
Income tax provision	1,802	1,740
Depreciation and amortization	5,423	5,523
EBITDA	$12,159	$12,671

Acquisition & integration costs	$—	$614
Restructuring	(71)	—
California legal matter	43	772
Margin on lost sales — fire related	1,291	—
Adjusted EBITDA	$13,422	$14,057

Adjusted EBITDA margin	7.8%	8.5%

	Three Months Ended
	November 30,
	2014	2013

Net income	$3,138	$3,097
Acquisition & integration costs	—	614
Restructuring	(71)	—
California legal matter	43	772
Margin on lost sales — fire related	1,291	—
Net tax effect of above items	(461)	(499)
Adjusted net income	$3,940	$3,984

	Three Months Ended
	November 30,
	2014	2013

Diluted earnings per share	$0.14	$0.14
Acquisition & integration costs, net of tax	—	0.01
California legal matter, net of tax	—	0.02
Margin on lost sales — fire related, net of tax	0.03	—
Adjusted diluted earnings per share	$0.17	$0.17
Amortization	0.09	0.09
Adjusted diluted cash earnings per share	$0.26	$0.26

	Three Months	Three Months
	Ended	Ended
	November 30, 2014	November 30, 2013

Reported (GAAP) net cash provided by (used for) operating activities	$(14,775)	$6,970
Insurance proceeds for assets damaged in fire	10,536	—
Purchases of property, plant and equipment	(2,167)	(2,556)
Proceeds from sale of property, plant and equipment	—	58
Free cash flow	$(6,406)	$4,472

	Three Months Ended
	November 30,
	2014	2013	Growth Rate
Net sales	$168,290	$164,892	2.1%
Fire-related lost sales	2,893	—
Adjusted net sales, fire related	$171,183	$164,892	3.8%

	Three Months Ended
	November 30,
	2014	2013	Growth Rate
Net sales	$168,290	$164,892	2.1%
Foreign currency impact	1,994	—
Adjusted net sales, constant currency	$170,284	$164,892	3.3%

Investor Contact:

Don De Laria

VP, Investor Relations & Communications

404-350-6266

don.delaria@zep.com